UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 28, 2014

Farmers Capital Bank Corporation
(Exact name of registrant as specified in charter)

Kentucky	0-14412	61-1017851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 Frankfort, KY	40602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 227-1668

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 27, 2014, the Board of Directors of Farmers Capital Bank Corporation (the “Company”) appointed Mark A. Hampton to be the Company’s Executive Vice President and Chief Financial Officer effective January 1, 2015. While Mr. Hampton will replace C. Douglas Carpenter as Chief Financial Officer, Mr. Carpenter will serve as Executive Vice President, Finance until next summer when he anticipates retiring.

Mr. Hampton, age 46, has concentrated on financial and regulatory reporting for significantly all of his years since joining the Company in 1997, and was most recently named Senior Vice President in 2012. He is a Certified Public Accountant.

In connection with the appointment of Mr. Hampton as Chief Financial Officer, the Company entered into an Employment Agreement dated October 28, 2014 (the “Agreement”) with Mr. Hampton. Mr. Hampton’s employment under the Agreement begins on January 1, 2015 and continues for twenty-four (24) months (the “Term”). The Term shall be automatically extended for subsequent twelve (12) month periods unless written notice to the contrary is given by either the Company or Mr. Hampton at least ninety (90) days prior to the expiration of the Term or the expiration of any subsequent one (1) year extension.

Under the Agreement, Mr. Hampton will receive an annual base salary of $155,000 during the first twelve months of the Term and thereafter at an annual rate (not less than $155,000) to be determined by the Company. During the Term, Mr. Hampton is entitled to reimbursement for the monthly charges for telephone service and electronic data receipt and transmission on his personal smart phone. Mr. Hampton is entitled to participate in the Company’s employee benefit programs.

Under the Agreement, Mr. Hampton’s employment with the Company may only be terminated for (i) “Disability” which is defined as Employee’s inability (due to physical or mental impairment) to perform his material duties for what can medically be expected to continue for twelve (12) months or (ii) “Cause,” which includes gross negligence in the performance of his duties, material breach of his fiduciary duties, filing a petition in bankruptcy or having a petition filed against him, alcohol or drug abuse or engaging in fraud, theft or dishonesty.

Mr. Hampton agrees under the Agreement to not disclose or use for his own benefit or the benefit of any other person or entity at any time, either during or after his association with the Company, any “confidential information” of which he becomes aware. He further covenants and agrees that he will not, directly or indirectly, from the date of the Agreement through the date of one year following the cessation of the Term for “cause” or Mr. Hamptons’ breach of the Agreement by virtue of his resignation: (a) attempt to cause or otherwise encourage any employee of the Company (or any affiliate) to leave the of the Company (or such affiliate) or (b) engage in, own, manage, or operate as an officer, director, shareholder, proprietor, employee, consultant or otherwise with, any person or entity which is directly or indirectly engaged in any portion of the “financial industry,” within one hundred miles of Franklin County, Kentucky.

The above summary of the Agreement is qualified in its entirety by reference to the text of the agreement, a copy of which is attached, and incorporated herein by reference, as Exhibit 10.1 to this Current Report on 8-K.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit 10.1 – Employment Agreement, between Farmers Capital Bank Corporation and Mark A. Hampton, dated October 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers Capital Bank Corporation

Date: October 28, 2014	/s/ Lloyd C. Hillard, Jr.
Lloyd C. Hillard, Jr.
President and Chief Executive Officer

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